EXHIBIT 99.1

December 1, 2022

TO:	All Stockholders (Addressed Individually)

SUBJECT:	Report from the President

Grateful For Our Role

In the days before Thanksgiving, the Federal Home Loan Bank of New York made our favorite announcement of the year: the recipients of our annual Affordable Housing Program (“AHP”) grants. This year, we awarded $25.3 million in such grants to help fund 30 affordable housing initiatives across our region and beyond, helping to create, rehabilitate or preserve 1,732 units of housing, including 1,201 units dedicated to very low-income housing. These awards will not only help provide housing, but also drive community development: it is anticipated that more than $372 million in housing investments will result from the development of these initiatives.

As mandated by Congress, we dedicate 10 percent of our earnings each year to fund these grants, and our annual AHP awards are drawn directly from our earnings from the previous year. It is the work that each of us does at the FHLBNY that drives our results and generates these grant funds, and so this annual announcement is something in which our entire team takes great pride.

The AHP was created by Congress in 1989, and the 11 Federal Home Loan Banks have awarded more than $7.3 billion in AHP funds between the first awards in 1990 and the 2021 round. At the FHLBNY, the AHP has supported 2,008 projects with more than $891 million in grants, helping to create or preserve nearly 99,000 units of affordable housing, combining with an estimated $15.4 billion from other funding sources.

The week after we announced our 2022 AHP grants, we also closed out the 2022 Round of our Homebuyer Dream Program® (“HDP®”) – the FHLBNY’s homeownership set-aside program through which we provide up to $10,000 in grants to first-time homebuyers. The HDP offers up to $9,5000 per household to assist with down payments and closing costs – often a barrier for first-time homeowners. Additionally, the program provides up to $500 towards the cost of homeownership counseling – a key tool in helping prospective buyers achieve homeownership. This year, we made $11.6 million in grants available through the HDP, working with dozens of members to help create homeownership opportunities for so many across our region.

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We are truly grateful for the opportunity to play our part and support the vital work that our housing and community partners do every day across New Jersey, New York, Puerto Rico and the U.S. Virgin Islands. And we are grateful to our members, who continued to access the AHP, the HDP and our other housing programs to enhance their own community-focused efforts.

A Wide Array of Community Support Activities

Of course, while the AHP is our flagship program, our commitment to the communities we serve goes above and beyond the 10 percent of our income as mandated by Congress. This includes targeted charitable donations, whether to address relief efforts or to support initiatives that strengthen these communities. For example, in 2022, we have provided more than $2 million in such support to an array of organizations and efforts, ranging from $500,000 to support hurricane relief efforts in the Caribbean to donations totaling $1.5 million to The Partnership to End Homelessness, The Legal Aid Society, Enterprise Community Partners and the Local Initiatives Support Corporation to support their efforts to provide housing, promote economic equity and support Minority and Women Owned Business Enterprises in the housing developer space. Later this month, we plan to deploy an additional $400,000 in the U.S. Virgin Islands to help increase the capacity of local organizations to address affordable housing and community development needs.

This focus on supporting our communities also extends to our products. Members can access a reliable source of funding for projects that create housing, improve business districts and strengthen neighborhoods through the advances included in our Community Lending Programs. And earlier this year, we relaunched our Business Development Advance, which offers subsidized funding in the form of interest-rate credits – a zero percent advance to help our members provide funding to qualifying small businesses to promote community and economic growth. These advance products provide yet another opportunity to put the power of our partnership with our members to work in the communities we serve.

FHLBNY Board Update

Our Board of Directors plays a key role in our community support activities, as it does in all facets of our operations. All of our Directors understand and value the vital role that both the FHLBNY and the Federal Home Loan Bank System play for economies across our region and across the country, and we are strengthened by their experience and insights.

This is why our annual Director Election is so important, and I thank our members for participating in this year’s process. On November 23, we announced that our membership voted to re-elect David J. Nasca and David R. Huber to serve as a Member Director representing New York and an Independent Director, respectively. Mr. Nasca currently serves as the vice chair of the Board’s Compensation & Human Resources Committee, and serves on its Risk and Technology committees. Mr. Huber currently serves as the chair of the Board’s Audit Committee, and serves on its Compensation & Human Resources and Risk committees. Our members also voted to elect Melba I. Acosta, counsel, Corporate Practice Group, McConnell Valdés, LLC, as an Independent Director. And as we announced earlier in the year, Christopher P. Martin was re-elected and Ira Robbins was elected to serve as Member Directors representing New Jersey. They were the only nominees for two open New Jersey Member Director seats, and they accepted their nominations; as such, no formal election process was required. Mr. Martin currently serves as chair of the Board’s Corporate Governance and External Affairs Committee, and also serves on its Executive, Audit and Compensation & Human Resources committees. Directors Huber, Martin and Nasca have all provided significant contributions to our cooperative as members of the Board, and I know we will benefit from their continued service. I am also excited to see what Ms. Acosta and Mr. Robbins will bring to their new roles, and the fresh outlooks they will provide.

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As we also announced last month, Larry E. Thompson was re-elected to serve a two-year term as Board Vice Chair, a role he has held since 2018. Mr. Thompson also serves as chair of the Board’s Risk Committee, as vice chair of the Board’s Executive Committee, and as a member of the Board’s Audit Committee and Corporate Governance and External Affairs Committee. His role in the Federal Home Loan Bank System extends beyond our cooperative: he currently chairs the Council of the Federal Home Loan Bank’s Subcommittee on Diversity & Inclusion, and serves as Secretary Treasurer of the Council.

While we are excited to welcome new and returning Directors, later this month, we will say goodbye to one of the longest-tenured Directors in the history of the System. On December 15, we will mark the final Board meeting for Richard S. Mroz, an Independent Director who first joined our Board in 2002 and will retire at year-end due to term limits. From his 20 years in the System, Director Mroz has a truly unique view of how the Home Loan Banks operate and our role in the economy – a view he graciously shared at the third Listening Session that launched the FHFA’s FHLBank System at 100: Focusing on the Future initiative. In those remarks, Director Mroz focused on our strong governance practices – something he is very familiar with as one of the founding members of our Corporate Governance and External Affairs Committee. He also proudly spoke of our housing mission, which he has helped foster through his service as chair of our Housing Committee. And he spoke authoritatively of the growth of the System during his tenure – which covers the volatility of both the 2008 financial crisis and the 2020 global pandemic. In both instances, the Federal Home Loan Banks answered the call, providing consistent and reliable liquidity when other funding sources dried up. As Director Mroz stated, “for 90 years, the Home Loan Banks have served the needs of their members in all operating environments. The Home Loan Banks are critical during times of crisis, stable during calm markets, and dependable during all economic cycles.” With 20 years of experience under his belt, Rick certainly knows this to be true, and I know I speak for our entire team and membership when I thank him for his service.

An Enduring Partnership Throughout 2022

Earlier this year, we released our 2021 Annual Report to Members with the title Enduring Partnership. Resilient Cooperative. As we move into the final month of 2022, that resiliency continues to shine through, and despite the prolonged volatility of these last few years, our vital partnership endures. We have been proud to serve as your reliable partner in 2022, and I thank you for your business and your support of our cooperative throughout the year. My colleagues and I wish you all the best this holiday season, and we look forward to both closing out another strong year for our cooperative and furthering strengthening our partnership in 2023.

Sincerely,

José R. González

President and Chief Executive Officer

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This report may contain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. These statements may use forward-looking terms, such as “projected,” “expects,” “may,” or their negatives or other variations of these terms. The Bank cautions that, by their nature, forward-looking statements involve risk or uncertainty and that actual results could differ materially from those expressed or implied in these forward-looking statements or could affect the extent to which a particular objective, projection, estimate, or prediction is realized. These forward-looking statements involve risks and uncertainties including, but not limited to, regulatory and accounting rule adjustments or requirements, changes in interest rates, changes in projected business volumes, changes in prepayment speeds on mortgage assets, the cost of our funding, changes in our membership profile, the withdrawal of one or more large members, competitive pressures, shifts in demand for our products, and general economic conditions. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

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